UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

STREAM GLOBAL SERVICES, INC.

(Exact name of registrant as Specified in its Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3285 Northwood Circle, Eagan Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 288-2979

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Management Bonus Awards

On April 16, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Stream Global Services, Inc. (“Stream” or the “Company”) authorized payment of cash bonuses to certain of the Company’s executive officers in recognition of those executives’ efforts in the Company’s recent acquisition of LBM Holdings Limited and associated group companies.  The Company’s named executive officers were awarded bonuses as follows:

Name	Amount of Award
Kathryn V. Marinello Chairman, President and Chief Executive Officer	$250,000
Michael Henricks Chief Financial Officer	$75,000
Brian Delaney Executive Vice President and Chief Operating Officer	$100,000

2013 Management Incentive Plan

On April 16, 2013, the Compensation Committee adopted a 2013 Management Incentive Plan (the “2013 MIP”) for managers and above within the Company’s SG&A function, including the Company’s executive officers (except for the Executive Vice President of Global Sales). Participants are entitled to earn annual cash bonuses under the 2013 MIP based on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), achievement of the Company’s revenue plan, the Company’s customer value pass rate goals, and, except with respect to the Company’s executive officers, individual performance. No payments under the 2013 MIP will be made unless the Company achieves a minimum Adjusted EBITDA for fiscal year 2013, as calculated pursuant to the terms of the 2013 MIP.

The amounts payable to participants under the 2013 MIP are based on a percentage of a participant’s base salary, with a target bonus for participating executive officers of 60% (100% for the Chief Executive Officer) of such participant’s base salary. The funding level of the 2013 MIP will vary depending on the Company’s Adjusted EBITDA for fiscal year 2013, and will range from 60% to 130% of the aggregate target bonus amounts for all participants in the MIP, assuming the minimum Adjusted EBITDA is achieved.

In addition, the terms of the 2013 MIP provide that the Company’s Chief Executive Officer, subject to approval and ratification by the Compensation Committee, during or following completion of the 2013 calendar year, may recommend increases to the bonus pool (up to 20%) based upon factors such as (1) overachievement of Adjusted EBITDA targets for 2013, (2) efforts that position the Company for potential expansion in future years regarding revenue and/or margins, and (3) superior performance by individuals meriting incentive compensation beyond their stated merit bonus percentage.

2013 EVP Global Sales Compensation Plan

On April 16, 2013, Stream’s Compensation Committee approved the 2013 EVP Global Sales Compensation Plan, pursuant to which Gregory Hopkins, the Company’s EVP of Global Sales, will receive an annual bonus amount based upon the Company’s achievement of (a) revenue targets and (b) Adjusted EBITDA targets during the 2013 calendar year.

Henricks Employment Agreement

On April 22, 2013, Stream entered into an employment agreement with Michael Henricks related to Mr. Henricks’ continued service as the Company’s Chief Financial Officer (the “Henricks Agreement”).  The initial term of the Henricks Agreement is for 12 months following the effective date of the Henricks Agreement, after which time the term shall be extended for successive periods of one year each.  Pursuant to the terms of the Henricks Agreement, Mr. Henricks’ annual salary will continue to be $245,000 per annum.   In addition, Mr. Henricks will continue to be eligible to receive an annual bonus in a target amount of 60% of his base salary, based upon the achievement of financial, operational and individual performance objectives established in accordance with the Company’s Management Incentive Plan.  Mr. Henricks also is entitled to participate in the benefit programs available to our other executives and employees as well as receive reimbursement (up to a maximum of $10,000) for tax preparation assistance and life insurance premiums.

The Henricks Agreement also provides that if Mr. Henricks’ employment is terminated by him for Good Reason (as defined in the Henricks Agreement), by the Company without Cause (as defined in the Henricks Agreement) or if the Company elects not to renew the Henricks Agreement, and Mr. Henricks executes a release satisfactory to the Company, the Company shall pay to Mr. Henricks his base salary for 12 months, payable in accordance with the Company’s normal payroll practices, and continue to provide health and dental benefits through COBRA for Mr. Henricks and his family at a level commensurate with such benefits at the time of termination for a period of one year or until he becomes eligible for substantially similar coverage from another employer. If such termination occurs within 12 months after a Change in Control (as defined in the Henricks Agreement), all then outstanding unvested awards held by Mr. Henricks shall immediately vest in full and become exercisable, the Company shall pay to Mr. Henricks his base salary for 18 months, payable in accordance with the Company’s normal payroll practices, and continue to provide health and dental benefits through COBRA for Mr. Henricks and his family at a level commensurate with such benefits at the time of termination for a period of 18 months or until he becomes eligible for substantially similar coverage from another employer. The Henricks Agreement also contains provisions prohibiting Mr. Henricks from competing with the business of the Company for a period of 12 months (or 18 months in the case of a Change in Control) after the termination of Mr. Henricks’ employment with the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Henricks Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

10.1	Employment Agreement, dated as of April 22, 2013, by and between Michael Henricks and Stream Global Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stream Global Services, Inc.

Dated: April 22, 2013	By:	/s/ Matthew A. Ebert
Matthew A. Ebert
General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, dated as of April 22, 2013, by and between Michael Henricks and Stream Global Services, Inc.